                                  Exhibit 8(a)

                                    CONSENT

I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Life Variable Life Separate Account II of Merrill Lynch Life Insurance Company (File No. 33-43058).


                             /s/ Barry G. Skolnick
                               ------------------
                            Barry G. Skolnick, Esq.
                   Senior Vice President and General Counsel

April 24, 2000